FORM NSAR Q77O Transactions effected pursuant to Rule 10F3 Fidelity California Municipal Trust

Series Number	3
Fund	Fidelity California Short-Intermediate Tax-Free Bond Fund
Trade Date	10/29/09
Settle Date	11/05/09
Security Name	CA ST ERB SER B MT
CUSIP	13067JLD1
Price	106.942
Transaction Value	2,994,376.00
Aggregate Offering Value	$1,976,095,000
% of Offering	0.14%
Underwriter Purchased From	Barclays Capital Inc.
Underwriting Members: (1)	Barclays Capital Inc.
Underwriting Members: (2)	Citigroup Global Markets Inc.
Underwriting Members: (3)	Loop Capital Markets, LLC
Underwriting Members: (4)	Blaylock Robert Van, LLC
Underwriting Members: (5)	Brandis Tallman LLC
Underwriting Members: (6)	City National Securities, Inc.
Underwriting Members: (7)	Duncan-Williams, Inc.
Underwriting Members: (8)	Edward D. Jones & Co., LP
Underwriting Members: (9)	De La Rosa & Co.
Underwriting Members: (10)	Estrada Hinojosa & Company, Inc.
Underwriting Members: (11)	Fidelity Capital Markets
Underwriting Members: (12)	George K Baum & Company
Underwriting Members: (13)	Goldman, Sachs & Co.
Underwriting Members: (14)	Great Pacific Securities
Underwriting Members: (15)	Herbert J Sims & Co. Inc.
Underwriting Members: (16)	J.P. Morgan Securities Inc.
Underwriting Members: (17)	Jackson Securities
Underwriting Members: (18)	Jesup & Lamont Securities, Inc.
Underwriting Members: (19)	Merchant Capital LLC
Underwriting Members: (20)	Merrill Lynch & Co.
Underwriting Members: (21)	MFR Securities, Inc.
Underwriting Members: (22)	Morgan Keegan and Company, Inc.
Underwriting Members: (23)	Morgan Stanley & Co. Incorporated
Underwriting Members: (24)	O'Connor & Co. Securities, Inc.
Underwriting Members: (25)	Oppenheimer & Co., LLC
Underwriting Members: (26)	Pershing LLC
Underwriting Members: (27)	Podesta & Co.
Underwriting Members: (28)	Prager Sealy & Co., LLC
Underwriting Members: (29)	R.W. Baird and Co.
Underwriting Members: (30)	Ramirez and Co., Inc.
Underwriting Members: (31)	Raymond James & Associates, Inc.
Underwriting Members: (32)	Ross, Sinclaire & Associates, LLC
Underwriting Members: (33)	SL Hare Capital, Inc.
Underwriting Members: (34)	Southwest Securities, Inc.
Underwriting Members: (35)	Stern Brothers & Co.
Underwriting Members: (36)	Stone & Youngberg
Underwriting Members: (37)	Wedbush Morgan Securities
Underwriting Members: (38)	Wells Fargo Securities
Underwriting Members: (39)	Westhoff, Cone & Holmstedt